EXHIBIT 99.1

MTBC Reports Third Quarter 2014 Results

Company Provides 2014 Guidance

Q3 2014 Financial Results

  104% Revenue Growth over Third Quarter of 2013
  GAAP Net Loss of $3.3 million, or ($0.35) per Share
  Non-GAAP Adjusted Net Income of ($1.6 million), or ($0.15) per Diluted Share

SOMERSET, N.J., Nov. 12, 2014 (GLOBE NEWSWIRE) -- Medical Transcription Billing, Corp. (Nasdaq:MTBC), a leading provider of proprietary, web-based electronic health records, practice management and mHealth solutions, today announced financial and operational results for the third quarter of fiscal year 2014. These results cover a period that includes 28 days prior to the completion of MTBC's initial public offering and concurrent acquisition of Omni, Practicare and CastleRock, and as such are not indicative of results that will be reported in future fiscal periods.

  Total revenue for the three months ended September 30, 2014 was $6.0 million, compared to $2.9 million in the same period last year, an increase of 104%.
  Total revenue for the nine months ended September 30, 2014 was $11.2 million, compared to $7.5 million in the same period last year, an increase of 50%.

"We are pleased with our third quarter results, which are in line with our expectations, and demonstrate that the integration and conversion to our platform is progressing well," said Mahmud Haq, MTBC's chairman and chief executive officer. "We believe we have a lot of great opportunities ahead of us and look forward to demonstrating the true power of our business model in the months and years to come."

  For the three months ended September 30, 2014, Adjusted EBITDA was ($878,000), or (14.6%) of revenue, compared to Adjusted EBITDA of $206,000, or 7.0% of revenue, in the same period last year.
  For the three months ended September 30, 2014, GAAP Net Loss was $3.3 million, or ($0.35) per share, compared to GAAP Net Loss of $0.1 million, or ($0.03) per share, in the same period last year.
  For the three months ended September 30, 2014, non-GAAP Adjusted Net Income was ($1.6 million), or ($0.15) per diluted share, compared to non-GAAP Adjusted Net Income of $0.1 million, or $0.02 per diluted share, in the same period last year.

"The third quarter of 2014 reflects just over two months of revenue and expenses for the three acquired businesses," said Bill Korn, MTBC's chief financial officer. "We expanded our offshore facilities and workforce, and have identified cost savings from right-shoring and are reducing the facility expenses of the acquired businesses, which will start to be reflected in our fourth quarter results. Our integration is going according to plan, and we are making good progress towards our long-term target of 30% EBITDA margins."

"Of the $3.3 million loss in the quarter, $3.0 million is due to expenses in three categories: post-acquisition ramp up costs, non-recurring expenses, and amortization of intangibles. First, during the third quarter, we spent approximately $430,000 ramping up our offshore operations by hiring and training new employees to support the integration of the acquired accounts. Second, the loss reflects $1.6 million of non-recurring expenses in the quarter, including $624,000 of transaction costs for the three acquisitions, $483,000 in IPO-related bonuses for most employees worldwide with a year or more of service, and a non-cash tax provision of $474,000, required by ASC 740. Third, we recognized approximately $1 million of amortization expenses related to purchased intangible assets, which is a non-cash expense," continued Bill Korn.

"While it's still early in the process, as of today we have already transitioned more than 40% of the core operational workflows of the acquired companies to our offshore team and are regularly migrating client accounts to our platform," said Stephen Snyder, MTBC's president. "We have also identified specific employees of the acquired businesses who will be supporting our local clients long-term and leading our local business development initiatives."

The company is reaffirming its 2014 guidance, summarized in the following table:

For the Fiscal Year Ending December 31, 2014
Forward Looking Guidance
Revenue	$18.0 - $18.5 million
Adjusted EBITDA	($1.0 - $1.5 million)
Adjusted Net Income per Diluted Share	($0.15) – ($0.20)

Based on our year-to-date revenue and current expectations for Q4 2014, the company is guiding toward the higher end of its $18.0 to $18.5 million revenue guidance range.

Fiscal 2014 results include financial results for the three acquired businesses from July 28, 2014, the date of their acquisition.

Use of Non-GAAP Financial Measures

In our earnings releases, prepared remarks, conference calls, slide presentations, and webcasts, we may use or discuss non-GAAP financial measures, as defined by SEC Regulation G. The GAAP financial measure most directly comparable to each non-GAAP financial measure used or discussed, and a reconciliation of the differences between each non-GAAP financial measure and the comparable GAAP financial measure, are included in this press release after the condensed consolidated financial statements. Our earnings press releases containing such non-GAAP reconciliations can be found in the Investors section of our web site at www.mtbc.com.

Conference Call Information

MTBC management will host a conference call at 8:30 a.m. ET on Wednesday, November 12, 2014 to discuss the third quarter results and other matters. The conference call will be accessible by dialing 866-652-5200, or 412-317-6060 for international callers, and referencing "MTBC Third Quarter Earnings Call". An audio webcast of the call will be available live and archived on MTBC's investor relations website at ir.mtbc.com.

A replay of the conference call will be available approximately one hour after conclusion of the call and will be accessible through February 12, 2015. The replay can be accessed by dialing 877-344-7529, or 412-317-0088 for international callers, and providing access code 10054931.

About Medical Transcription Billing, Corp.

Medical Transcription Billing, Corp. is a healthcare information technology company that provides a fully integrated suite of proprietary web-based solutions, together with related business services, to healthcare providers practicing in ambulatory care settings. Our integrated Software-as-a-Service (or SaaS) platform helps our customers increase revenues, streamline workflows and make better business and clinical decisions, while reducing administrative burdens and operating costs. For additional information, please visit our website at www.mtbc.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the federal securities laws. These statements relate to anticipated future events, future results of operations or future financial performance. In some cases, you can identify forward-looking statements by terminology such as "may," "might," "will," "should," "intends," "expects," "plans," "goals," "projects," "anticipates," "believes," "estimates," "predicts," "potential," or "continue" or the negative of these terms or other comparable terminology. These forward-looking statements include, but are not limited to: our ability to manage our growth; our ability to retain customers of the businesses we acquire, rationalize costs, retain key employees of the businesses we acquire, and to migrate acquired customers to our solutions and services; our ability to compete with other companies that are developing and selling services that are competitive with our products and services and who may have greater resources and name recognition than we do; our ability to maintain our operations in Pakistan and continue to offer competitively priced products and services; market acceptance of our products and services; changes in the healthcare industry and the changing regulatory environment we operate in; our ability to attract and retain personnel, including the services of Mahmud Haq; Our ability to protect or enforce our intellectual property rights; our ability to maintain and protect the privacy of our customers' and their patients' data. Moreover, we operate in a very competitive and rapidly changing regulatory environment. New risks and uncertainties emerge from time to time, and it is not possible for us to predict all of the risks and uncertainties that could have an impact on the forward-looking statements contained in this press release.

MEDICAL TRANSCRIPTION BILLING, CORP.
CONDENSED CONSOLIDATED BALANCE SHEETS

	September 30,	December 31,
	2014	2013
ASSETS
CURRENT ASSETS:
Cash	$ 2,493,652	$ 497,944
Accounts receivable - net of allowance for doubtful accounts of $115,831 and $58,183 at September 30, 2014 and December 31, 2013, respectively	3,050,043	1,009,416
Current assets - related party	13,200	23,840
Prepaid expenses	351,730	49,660
Other current assets	516,935	165,018
Deferred income taxes	--	41,829
Total current assets	6,425,560	1,787,707

PROPERTY AND EQUIPMENT - Net	1,001,377	505,344
INTANGIBLE ASSETS - Net	9,990,222	1,534,780
GOODWILL	7,977,158	344,000
OTHER ASSETS	46,331	1,600,783
TOTAL ASSETS	$ 25,440,648	$ 5,772,614
LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable	$ 1,139,428	$ 200,469
Accrued compensation	872,866	207,545
Accrued expenses	805,180	477,351
Accrued IPO costs	--	430,125
Deferred rent	6,688	11,667
Deferred revenue	41,987	56,686
Accrued liability to related party	127,859	93,596
Borrowings under line of credit	1,200,000	1,015,000
Note payable - related party	470,089	--
Notes payable - other (current portion)	839,918	916,104
Total current liabilities	5,504,015	3,408,543
NOTES PAYABLE
Note payable - related party	--	735,680
Notes payable - other	28,422	425,587
Note payable - convertible note	--	472,429
	28,422	1,633,696
OTHER LONG-TERM LIABILITIES	--	38,142
DEFERRED RENT	543,904	519,000
DEFERRED REVENUE	43,596	54,736
Total liabilities	6,119,937	5,654,117
COMMITMENTS AND CONTINGENCIES (Note 8)
SHAREHOLDERS' EQUITY:
Common stock, $0.001 par value - authorized, 19,000,000 shares; issued and outstanding, 10,999,133 shares at September 30, 2014 and 5,101,770 shares at December 31, 2013	11,000	5,102
Additional paid-in capital	23,475,868	251,628
(Accumulated deficit) retained earnings	(3,889,591)	49,121
Accumulated other comprehensive loss	(276,566)	(187,354)
Total shareholders' equity	19,320,711	118,497
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$ 25,440,648	$ 5,772,614

MEDICAL TRANSCRIPTION BILLING, CORP.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2014	2013	2014	2013
NET REVENUE	$ 6,012,867	$ 2,946,945	$ 11,198,546	$ 7,489,178
OPERATING EXPENSES:
Direct operating costs	3,671,029	1,337,302	5,934,319	3,186,566
Selling and marketing	54,825	64,758	169,660	184,075
General and administrative	3,709,838	1,355,717	6,441,603	3,537,003
Research and development	154,063	94,537	396,482	290,878
Depreciation and amortization	1,252,188	311,321	1,793,289	675,415
Total operating expenses	8,841,943	3,163,635	14,735,353	7,873,937
Operating loss	(2,829,076)	(216,690)	(3,536,807)	(384,759)
OTHER:
Interest income	7,943	5,647	15,039	19,355
Interest expense	(46,686)	(43,457)	(150,847)	(104,308)
Other income (expense) - net	76,271	134,915	(108,662)	235,857
LOSS BEFORE INCOME TAXES	(2,791,548)	(119,585)	(3,781,277)	(233,855)
INCOME TAX PROVISION	474,091	18,437	157,435	34,180
NET LOSS	$ (3,265,639)	$ (138,022)	$ (3,938,712)	$ (268,035)
NET LOSS PER SHARE
Basic and diluted loss per share	$ (0.35)	$ (0.03)	$ (0.61)	$ (0.05)
Weighted-average basic and diluted shares outstanding	9,260,534	5,101,770	6,503,258	5,101,770

MEDICAL TRANSCRIPTION BILLING, CORP.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2014 AND 2013

	2014	2013
OPERATING ACTIVITIES:
Net loss	$ (3,938,712)	$ (268,035)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	1,793,289	675,415
Deferred rent	7,056	21,921
Deferred revenue	(25,839)	66,790
Deferred income taxes	153,364	--
Provision for (recovery of) doubtful accounts	62,451	(34,654)
Foreign exchange loss (gain)	58,164	(278,726)
Gain from reduction in referral fee	(105,523)	--
Interest accretion and other costs on convertible promissory note	77,263	--
Stock-based compensation expense	137,550	--
Other	(13,236)	(12,258)
Changes in operating assets and liabilities:
Accounts receivable	(2,103,074)	(71,309)
Other assets	(187,077)	215,537
Accounts payable and other liabilities	2,059,820	302,620
Net cash (used in) provided by operating activities	(2,024,504)	617,301
INVESTING ACTIVITIES:
Capital expenditures	(571,217)	(165,913)
Advances to related party	(2,463)	(365,000)
Repayment of advances to related party	2,463	280,209
Acquisitions	(11,536,640)	(275,000)
Net cash used in investing activities	(12,107,857)	(525,704)
FINANCING ACTIVITIES:
Proceeds from IPO of common stock, net of costs in 2014 and 2013	17,167,295	(639,274)
Proceeds from note payable to related party	165,000	1,000,000
Repayments of note payable to related party	(430,591)	(110,000)
Repayments of notes payable - other	(958,400)	(589,452)
Proceeds from line of credit	2,685,000	3,162,985
Repayments of line of credit	(2,500,000)	(2,519,302)
Proceeds from notes payable − convertible note	--	500,000
Net cash provided by financing activities	16,128,304	804,957
EFFECT OF EXCHANGE RATE CHANGES ON CASH	(235)	(236,814)
NET INCREASE IN CASH	1,995,708	659,740
CASH - Beginning of the period	497,944	268,323
CASH - End of period	$ 2,493,652	$ 928,063
SUPPLEMENTAL NONCASH INVESTING AND FINANCING ACTIVITIES:
Acquisition through issuance of promissory note	$ --	$ 1,225,000
Acquisitions through issuance of common stock	$ 6,610,184	$ --
Financed assets	$ 37,114	$ 6,401
Purchase of insurance through issuance of note	$ 486,858	$ --
Accrued IPO-related costs	$ --	$ 15,000
SUPPLEMENTAL INFORMATION - Cash paid during the period for:
Income taxes	$ 5,230	$ 23,339
Interest	$ 129,857	$ 100,644

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
TO COMPARABLE GAAP MEASURES

(Unaudited)

The following is a reconciliation of the non-GAAP financial measures used by us to describe our financial results determined in accordance with accounting principles generally accepted in the United States of America ("GAAP"). An explanation of these measures is also included below under the heading "Explanation of Non-GAAP Financial Measures."

While management believes that these non-GAAP financial measures provide useful supplemental information to investors regarding the underlying performance of our business operations, investors are reminded to consider these non-GAAP measures in addition to, and not as a substitute for, financial performance measures prepared in accordance with GAAP. In addition, it should be noted that these non-GAAP financial measures may be different from non-GAAP measures used by other companies, and management may utilize other measures to illustrate performance in the future. Non-GAAP measures have limitations in that they do not reflect all of the amounts associated with our results of operations as determined in accordance with GAAP.

Adjusted EBITDA

Set forth below is a reconciliation of our "Adjusted EBITDA" and "Adjusted EBITDA Margin," which represents Adjusted EBITDA as a percentage of total revenue.

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2014	2013	2014	2013
Net Revenue	$ 6,012,867	$ 2,946,945	$ 11,198,546	$ 7,489,178

GAAP net loss	$ (3,265,639)	$ (138,022)	$ (3,938,712)	$ (268,035)

Provision for income taxes	474,091	18,437	157,435	34,180
Net interest expense	38,743	37,810	135,808	84,953
Other (income) expense- net	(76,271)	(134,915)	108,662	(235,857)
Stock-based compensation expense	75,396	--	137,550	--
Depreciation and amortization	1,252,188	311,321	1,793,289	675,415
Nonrecurring transaction costs	623,513	111,500	712,061	252,735
Adjusted EBITDA	$ (877,979)	$ 206,131	$ (893,907)	$ 543,391

Adjusted EBITDA Margin	(14.6%)	7.0%	(8.0%)	7.3%

Non-GAAP Adjusted Net Income

Set forth below is a reconciliation of our "Non-GAAP Adjusted Net Income" and "Non-GAAP Adjusted Net Income per Diluted Share."

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2014	2013	2014	2013
GAAP net loss	$ (3,265,639)	$ (138,022)	$ (3,938,712)	$ (268,035)

Other (income) expense- net	(76,271)	(134,915)	108,662	(235,857)
Stock-based compensation expense	75,396	--	137,550	--
Amortization of purchased intangible assets	1,035,913	250,565	1,466,811	489,658
Nonrecurring transaction costs	623,513	111,500	712,061	252,735
Tax effect	--	--	--	--
Non-GAAP Adjusted Net Income	$ (1,607,088)	$ 89,128	$ (1,513,628)	$ 238,501

End of period shares-diluted	10,999,133	5,101,770	10,999,133	5,101,770

Non-GAAP Adjusted Net Income per Diluted Share	$ (0.15)	$ 0.02	$ (0.14)	$ 0.04

For purposes of determining non-GAAP adjusted net income per share, the Company used the number of common shares outstanding at the end of the period September 30, 2014 in order to provide comparability between periods in 2014. No tax effect has been provided as the Company has sufficient carryforward losses to offset the applicable taxes.

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2014	2013	2014	2013
GAAP net loss per share	$ (0.30)	$ (0.03)	$ (0.36)	$ (0.05)

Other (income) expense- net	(0.01)	(0.03)	0.01	(0.05)
Stock-based compensation expense	0.01	--	0.01	--
Amortization of purchased intangible assets	0.09	0.06	0.14	0.09
Nonrecurring transaction costs	0.06	0.02	0.06	0.05
Tax effect	--	--	--	--
Non-GAAP Adjusted Net Income per Diluted Share	$ (0.15)	$ 0.02	$ (0.14)	$ 0.04

End of period shares-diluted	10,999,133	5,101,770	10,999,133	5,101,770

Explanation of Non-GAAP Financial Measures

We report our financial results in accordance with accounting principles generally accepted in the United States of America, or GAAP. However, management believes that, in order to properly understand our short-term and long-term financial and operational trends, investors may wish to consider the impact of certain non-cash or non-recurring items, when used as a supplement to financial performance measures in accordance with GAAP. These items result from facts and circumstances that vary in frequency and impact on continuing operations. Management also uses results of operations before such items to evaluate the operating performance of MTBC and compare it against past periods, make operating decisions, and serve as a basis for strategic planning. These non-GAAP financial measures provide management with additional means to understand and evaluate the operating results and trends in our ongoing business by eliminating certain non-cash expenses and other items that management believes might otherwise make comparisons of our ongoing business with prior periods more difficult, obscure trends in ongoing operations, or reduce management's ability to make useful forecasts. Management believes that these non-GAAP financial measures provide additional means of evaluating period-over-period operating performance. In addition, management understands that some investors and financial analysts find this information helpful in analyzing our financial and operational performance and comparing this performance to our peers and competitors.

Management defines "Adjusted EBITDA" as the sum of GAAP net income (loss) before provision for (benefit from) income taxes, net interest expense, other (income) expense, stock-based compensation expense, depreciation, amortization, and nonrecurring transaction costs, and "Adjusted EBITDA Margin" as Adjusted EBITDA as a percentage of total revenue.

Management defines "non-GAAP Adjusted Net Income" as the sum of GAAP net income (loss) before stock-based compensation expense, amortization of purchased intangible assets, other (income) expense, nonrecurring transaction costs, and any tax impact related to these preceding items, and "non-GAAP Adjusted Net Income per Diluted Share" as non-GAAP Adjusted Net Income divided by diluted shares outstanding at the end of the period. Management considers all of these non-GAAP financial measures to be important indicators of our operational strength and performance of our business and a good measure of our historical operating trends, in particular the extent to which ongoing operations impact our overall financial performance.

In addition to items routinely excluded from non-GAAP EBITDA, management excludes or adjusts each of the items identified below from the applicable non-GAAP financial measure referenced above for the reasons set forth with respect to that excluded item:

Other (income) expense – net. Other (income) expense is excluded because foreign currency gains and losses, whether realized or unrealized, and other non-operating expenses are non-cash expenditures that management does not consider part of ongoing operating results when assessing the performance of our business, and also because the total amount of the expense is partially outside of our control. Foreign currency gains and losses are based on global market factors which are be unrelated to our performance during the period in which the gains and losses are realized.

Stock-based compensation expense. Stock-based compensation is excluded because this is a non-cash expenditure that management does not consider part of ongoing operating results when assessing the performance of our business, and also because the total amount of the expenditure is partially outside of our control because it is based on factors such as stock price, volatility, and interest rates, which may be unrelated to our performance during the period in which the expenses are incurred.

Amortization of purchased intangible assets. Purchased intangible assets are amortized over their estimated useful lives and generally cannot be changed or influenced by management after the acquisition. Accordingly, this item is not considered by management in making operating decisions. Management does not believe such charges accurately reflect the performance of our ongoing operations for the period in which such charges are incurred.

Nonrecurring transaction costs. Transaction costs are upfront costs related to acquisitions and related transactions, such as brokerage fees, pre-acquisition accounting costs and legal fees, and certain acquisition accounting impacts. Management believes that such expenses do not have a direct correlation to future business operations, and therefore, these costs are not considered by management in making operating decisions. Management does not believe such charges accurately reflect the performance of our ongoing operations for the period in which such charges are incurred.

Disclaimer:

This press release is for information purposes only, and does not constitute an offer to sell or solicitation of an offer to buy, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of such state or jurisdiction.

CONTACT: Investor Contact:

         Bob East / Asher Dewhurst
         Westwicke Partners
         MTBC@Westwicke.com
         443-213-0500